                                 REVOCABLE PROXY
                             FALMOUTH BANCORP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             FALMOUTH BANCORP, INC.
   FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 7, 2004.

         The undersigned stockholder of Falmouth Bancorp, Inc. hereby appoints Eileen C. Miskell and Wayne C. Lamson, and each of them, with full powers of substitution, to represent and vote as proxy, as designated, all shares of common stock of Falmouth Bancorp, Inc. held of record by the undersigned on April 30, 2004, at the Special Meeting of Stockholders (the "Special Meeting") to be held at 4:30 p.m., local time, on June 7, 2004, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, dated May 7, 2004, and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

                                                                                    Please mark your votes like this
                                                                                                [X]

1.    Approval of the Amended and Restated Agreement and Plan of Merger, dated       FOR          AGAINST      ABSTAIN
      as of April 26, 2004 among Falmouth Bancorp, Inc., Independent Bank Corp.,     [ ]            [ ]          [ ]
      and INDB Sub, Inc. and approval of the merger as contemplated by the
      Amended and Restated Agreement and Plan of Merger.

                                                                                     FOR          AGAINST      ABSTAIN
2.    To adjourn the Special Meeting to a later date or dates, if necessary to       [ ]            [ ]          [ ]
      permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Amended and Restated Agreement and Plan of Merger.

            The Board of Directors unanimously recommends a vote "FOR" the proposal in Item 1 and a vote "FOR" the proposal in Item 2. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted AGAINST the proposal listed in item 1 and FOR the proposal listed in item 2.
-------                                   ---

                  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not give us any direction, this proxy will be voted AGAINST the proposal in item 1 and FOR the proposal in item 2.


          PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW.


          Date: --------------------------------------------


          ----------------------------------------------------------------------
          Stockholder sign above - Co-holder (if any) sign above

O  Detach above card, sign, date and mail in postage paid envelope provided  O

                             FALMOUTH BANCORP, INC.


Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.


PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


__________________________________________________

__________________________________________________

__________________________________________________